Exhibit 99.23P(2)

                         BANC OF AMERICA ADVISORS, INC.


                                 CODE OF ETHICS


                             Effective May 19, 2000




This Code of Ethics describes Banc of America Advisors, Inc.'s rules about your personal investments.

You also must read Bank of America's Code of Ethics and General Policy on Insider Trading. That Code includes all of Bank of America's general corporate policies, including its policies on insider trading. It is available on the intranet links portion of Bank of America's Insite homepage. You also may call the Compliance Department at (704) 388-2468 for a copy.

Remember: You must comply with this Code, the General Policy on Insider Trading and the Code of Ethics of any other Bank of America affiliate to which you are subject.

The Compliance Department would be happy to help you understand this Code. Please call (704) 388-2468 with any questions.

I.  INTRODUCTION
    ------------

    A.   DEFINITIONS
         -----------

This Code of Ethics uses defined terms, such as BAAI and Access Person. These defined terms are underlined in this Code and defined in Section III.

    B.   WHY THIS CODE APPLIES TO YOU
         -----------------------------

This Code applies to you because you owe special duties to Nations Funds shareholders, BAAI's managed accounts and other BAAI clients.

    C.  FORMS
        -----

This Code refers to forms that you must fill out. Copies are attached. You also can get copies from the Compliance Officer at (704) 388-2468.

    D.  SUMMARY
        -------
This Code generally requires you to:

         o Place the interests of BAAI's clients first when making personal investments;

         o     periodically report your trading and investments;

         o arrange to have confirmations and account statements from your securities accounts forwarded to Corporate Compliance;

         o avoid acquiring or (in certain cases) receive approval to acquire Beneficial Ownership in closed-end funds advised by Bank of America, Private Placements and Initial Public Offerings;

         o receive approval to act as a director or officer of a public company; and

         o     avoid profiting from short-term trades.

II.  RULES AND POLICIES OF CONDUCT
     ------------------------------

     A.    STATEMENT OF PRINCIPLES
           -----------------------

         1.  Your Duties
             -----------

You must observe the highest professional and ethical standards. This means that you must:

         o place the interests of Nations Funds shareholders, BAAI managed accounts and other BAAI clients first when making your personal investments; and

         o invest so that there is no actual or potential conflict between your interests and those of Nations Funds' shareholders, BAAI managed accounts and other BAAI clients.

You have a position of trust and responsibility. You will have violated this Code if you take inappropriate advantage of this position.

         2.   Your Investments
              -----------------

Bank of America encourages you to achieve your personal investment goals by investing in mutual funds. You may, however, trade directly in securities as long as you follow the restrictions of this Code, of Bank of America's Code of Ethics and General Policy on Insider Trading and of any other Code of Ethics of a Bank of America affiliate to which you are subject.

    B.   SPECIFIC REQUIREMENTS
         ---------------------

    1.   Reporting Requirements
         -----------------------

Forms: You must complete, sign and submit to Corporate Compliance:

     o an Initial/Annual Employee Certification no later than 10 days after the commencement of your employment and 15 days after the end of each calendar year and

     o a Quarterly Employee Certification no later than 10 days after the end of each calendar quarter.

Copies of these forms are attached as Form 1 and Form 2.

Account Statements: You must direct any broker, dealer or bank at which you maintain a securities account to forward copies of all confirmations and account statements to Corporate Compliance at:

                                  NC1-002-30-24
                             101 South Tryon Street
                                   30th Floor
                               Charlotte, NC 28255

                  2.       Investment Restrictions

You must not:

         o acquire Beneficial Ownership of securities in a Private Placement, without first receiving written approval from the Compliance Officer;

         o acquire Beneficial Ownership of securities in an Initial Public Offering without first receiving written approval from the Compliance Officer; and

         o acquire Beneficial Ownership of securities of any closed-end fund advised by Bank of America.

               3.  Directorships and Officerships
                   -------------------------------

You may not serve as a director or officer of any publicly held company other than Bank of America without first receiving written approval from the Compliance Officer.

               4.  Codes of Ethics and General Policy on Insider Trading
                   ------------------------------------------------------

You must comply with Bank of America's Code of Ethics and General Policy on Insider Trading. Currently, you can find this document under Code of Ethics on the intranet links portion of Bank of America's Insite homepage. You also can contact the Compliance Officer for a copy.

You also must comply with the requirements of any other Code of Ethics of a Bank of America affiliate to which you are subject.

         5.  Short-Term Trading Profits
             ---------------------------

You may not profit on the purchase or sale, or sale and purchase, of the same (or equivalent) Covered Security within 30 calendar days. This restriction applies whether or not a Nations Fund, BAAI managed account or other BAAI client holds the security.

         6.   What is Beneficial Ownership?
             ------------------------------

The restrictions on your personal securities transactions, including the restrictions on investing in Private Placements and Initial Public Offerings, apply to securities in which you have or would acquire Beneficial Ownership. Generally, you have Beneficial Ownership of any security in which you have a direct or indirect "pecuniary interest." In addition to any security that you own directly (either individually or jointly), you will be deemed to have a pecuniary interest in, and thus Beneficial Ownership of, any security held in an account over which you exercise investment control, as well as any security held in the name of your spouse, your domestic partner, your children that are minors and your adult children that live in your home.

If you have any questions about whether you have or would have Beneficial Ownership of securities, ask the Compliance Officer.

Note: The Compliance Officer may exempt securities in which you have Beneficial Ownership from the restrictions of this Code if he or she determines that you hold the securities in an account over which neither you nor any other Access Person has direct or indirect influence or control.

         C.   VIOLATIONS
              -----------

If you violate this Code, among other punishments, you may be censured or your employment suspended or terminated. You also may be required to divest to a charity the profits you made on any transactions that violate this Code.

You have violated this Code if you:

      o     take inappropriate advantage of your position;

      o     fail to comply with the Code's specific requirements; or

      o take actions that the Code does not specifically prohibit but have the effect of accomplishing a prohibited transaction.

 For example, you may not:

      o     engage in a futures strategy;

      o     purchase or sell options; or

      o     purchase or sell convertible or exchangeable securities

in a transaction that has the economic effect of accomplishing a transaction prohibited by this Code.


            D.   EXEMPTIONS
                 ----------

Upon written request, the Compliance Officer may choose to exempt any personal securities transaction or other action from the restrictions of this Code, subject to such approval or ratification procedures as management of BAAI may require.

III.     DEFINITIONS
         -----------

---------------------------- --------------------------------------------------------------------------------
Term                         Meaning
---------------------------- --------------------------------------------------------------------------------
Access Person                Any person BAAI deems to be an Access Person.
-------------                BAAI will deem persons who meet the definition of
                             "Access Person" for purposes of Rule 17j-1 under
                             the Investment Company Act of 1940 or "Advisory
                             Representative" for purposes of Rule 204-2 under
                             the Investment Advisers Act of 1940 to be Access
                             Persons for purposes of this Code.
---------------------------- --------------------------------------------------------------------------------

---------------------------- --------------------------------------------------------------------------------
BAAI                         Banc of America Advisors, Inc.
----
---------------------------- --------------------------------------------------------------------------------

---------------------------- --------------------------------------------------------------------------------
Bank of America              Bank of America Corporation or any subsidiary of
----------------             Bank of America Corporation

---------------------------- --------------------------------------------------------------------------------

---------------------------- --------------------------------------------------------------------------------
Beneficial                   Generally, a person has Beneficial Ownership
----------                   of securities if he or she has a direct or indirect
Ownership                    pecuniary interest in those securities.
----------                   Specifically, Beneficial Ownership has the same
                             meaning as set forth in Section 16 of and Rule
                             16a-1(a)(2) under the Securities Exchange Act of
                             1934.

---------------------------- --------------------------------------------------------------------------------

---------------------------- --------------------------------------------------------------------------------
Compliance                   The person designated by BAAI's Compliance
----------                   Department as responsible for overseeing compliance
Officer                      with this Code.
-------
---------------------------- --------------------------------------------------------------------------------

---------------------------- --------------------------------------------------------------------------------
Covered                     A security for purposes of the Investment
--------                    Company Act of 1940, except for any of the
Security                    following:
---------
                             o   Shares of Mutual Funds;

                             o Bank certificates of deposit, commercial paper, bankers' acceptances and high quality, short-term debt instruments, including repurchase agreements; and

                             o   Direct U.S. government obligations and
                                 obligations of U.S. government agencies.

                             Covered Securities therefore include stocks, bonds,
---------------------------- --------------------------------------------------------------------------------


---------------------------- --------------------------------------------------------------------------------
Term                         Meaning
---------------------------- --------------------------------------------------------------------------------
                             debentures, notes, options on securities, warrants
                             and rights, among other instruments.
---------------------------- --------------------------------------------------------------------------------

---------------------------- --------------------------------------------------------------------------------
Initial Public               Generally, a company's first offer of shares to the
--------------               public. Specifically, an offering of securities
Offering                     registered under the Securities Act of 1933, the
--------                     issuer of which, immediately before the registration,
                             was not subject to the reporting requirements of
                             Sections 13 or 15(d) of the Securities Exchange Act of 1934.
---------------------------- --------------------------------------------------------------------------------

---------------------------- --------------------------------------------------------------------------------
Mutual Fund                  An open-end investment company registered
-----------                  under the Investment Company Act of 1940.
---------------------------- --------------------------------------------------------------------------------

---------------------------- --------------------------------------------------------------------------------
Private                      Generally, an offering of securities that
--------                     is not offered to the public. Specifically, an
Placement                    offering that is exempt from registration under the
---------                    Securities Act of 1933 pursuant to Sections 4(2) or
                             4(6) or pursuant to Rules 504, 505 or 506 under the
                             Securities Act of 1933.
---------------------------- --------------------------------------------------------------------------------